EXHIBIT 10.25

FIRST AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is entered into on May 30, 2013 with an effective date as of April 30, 2013 and made by and among HARVARD BIOSCIENCE, INC. (the “Borrower”), BANK OF AMERICA N.A., as Administrative Agent (“Agent”) L/C Issuer and Lender, and BROWN BROTHERS HARRIMAN & CO. (“BBH”).

Background

The Borrower, the Agent and BBH entered into a Second Amended and Restated Credit Agreement (the “Original Credit Agreement”) dated as of March 29, 2013.  Capitalized terms used herein but not defined herein will have the meaning given such term in the Original Credit Agreement.  The Borrower has requested that the Agent and the Lenders extend the date by which the Additional Hart Revolver Borrowings can be made, extend the date for the first payment of the Amortizing Revolver Borrowings, extend the date to enter into an Interest Rate Hedge Agreement and correct a scrivener’s error regarding the date of the first Term Loan amortization payment.  The Original Credit Agreement, as amended by this First Amendment, as further amended, modified or supplemented from time to time, the “Credit Agreement”.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Agent and the Lenders hereby agree as follows:

1. Amendment.  Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in section 3 below, the following amendments shall be incorporated into the Original Loan Agreement:

(A)           Section 1.01, “Defined Terms” of the Original Loan Agreement is hereby amended by deleting the definition of “Additional HART Revolver Borrowings” in its entirety and replacing it with the following in lieu thereof:

 “           “Additional HART Revolver Borrowings” means Revolving Credit Loans between an aggregate of $0.00 and $5,000,000, the proceeds of which are used by the Borrower to make an additional Investment in HART between the Closing Date and October 31, 2013.”

(B)           Section 2.06, “Termination of Reduction of Commitments” of the Original Loan Agreement is hereby amended by deleting subsection (b)(ii) thereof in its entirety and replacing it with the following in lieu thereof:

“(ii)           The Revolving Credit Facility shall be automatically and permanently reduced both (x) on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to Section 2.05(b)(i), (ii), (iii),

(iv) or (v) by an amount equal to the applicable Reduction Amount and (y) on October 31, 2013 by the aggregate amount equal to the Amortizing Revolver Borrowings outstanding on such date.”

(C)           Section 2.07, “Repayment of Loans” of the Original Loan Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“2.07           Repayment of Loans.

(a)           Term Loans.  The Borrower shall repay to the Term Lenders Seven Hundred Fifty Thousand Dollars ($750,000) on the last Business Day of each calendar quarter commencing with a payment on June 30, 2013 and each such date thereafter (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06); provided, however, that the final principal installment of the Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

(b)           Amortizing Revolver Borrowings.  Commencing on October 31, 2013, all Amortizing Revolver Borrowings on such date will bear interest at the Applicable Rate applicable to Amortizing Revolver Borrowings and no Additional HART Revolver Borrowings will be made.  The Borrower shall repay to the Revolving Credit Lenders the aggregate principal amount of all Amortizing Revolver Borrowings outstanding commencing on December 31, 2013 and on the last day of each calendar quarter thereafter in equal quarterly installments based upon a five year, 20 quarter, straight line amortization schedule.  Each installment shall be equal to 1/20 of the original principal amount of the Amortizing Revolver Borrowings outstanding on October 31, 2013 (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06).  No Amortizing Revolver Borrowings may be reborrowed.  The final principal repayment installment of the Amortizing Revolver Borrowings shall be repaid on the Maturity Date regarding Amortizing Revolver Borrowings and in any event shall be in an amount equal to the aggregate principal amount of all Amortizing Revolver Borrowings outstanding on such date.

(c)           Revolving Credit Loans.  The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.”

(D)           Section 6.11, “Use of Proceeds” of the Original Loan Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“6.11           Use of Proceeds.  Use the proceeds of the Revolving Loans for working capital, Permitted Acquisitions and general corporate purposes, provided an amount of Revolving Loan proceeds up to $15,000,000, in the aggregate, may be used to fund an Investment in HART between the Closing Date and October 31, 2013 to capitalize HART and use the proceeds of the Term Loan to refinance existing Indebtedness to the Lenders.”

(E)           Section 6.17, “Interest Rate Hedging” of the Original Loan Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“6.17           Interest Rate Hedging.

(a)           Enter into prior to May 30, 2013, and maintain at all times thereafter, interest rate Swap Contracts with Persons acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the aggregate outstanding principal Indebtedness for the Term Loan on the Closing Date, and providing for such Persons to make payments thereunder for an initial period of no less than three years of a fixed rate of interest acceptable to the Administrative Agent.

(b)           Enter into prior to November 30, 2013, and maintain at all times thereafter, interest rate Swap Contracts with Persons acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the aggregate outstanding principal Indebtedness for the Amortizing Revolver Borrowings on October 31, 2013 and providing for such Persons to make payments thereunder for an initial period of no less than three years of a fixed rate of interest acceptable to the Administrative Agent.”

(F)           Section 7.03, “Investments” of the Original Loan Agreement is hereby is hereby amended by deleting subsection (c) thereof in its entirety and replacing it with the following in lieu thereof:

“           (c)           (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments of up to $15,000,000, in the aggregate, in HART in the form of  capital contributions, provided, that (1) such Investments are made during the period commencing on the Closing Date and ending on October 31, 2013, and (2) no Default or Event of Default has occurred and is continuing on the date any such Investment is made;”

2. Conditions Precedent.  The provisions of this First Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:

(a) the Borrower shall have delivered to the Agent a fully executed counterpart of this First Amendment;

(b) the Borrower shall have paid all fees, costs and expenses owing to the Agent and its counsel on or before the date hereof; and

(c) the Lenders shall have indicated their consent and agreement by executing this First Amendment.

3. Miscellaneous.

(a) Ratification.  The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this First Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Agent agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this First Amendment, the Original Credit Agreement (as unmodified by this Amendment) shall control.  The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lender under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b) Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Loan Documents, after giving effect to this First Amendment, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date.  The Borrower further represents and warrants to the Agent and the Lenders that the execution, delivery and performance by the Borrower of this consent letter (i) are within the Borrower’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrower’s certificate or articles of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower other than in favor of Agent; (vii) do not require the consent or approval of any Governmental Authority.  All representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent to rely upon them.

(c) Reference to Agreement.  Each of the Loan Documents, including the Original Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Original Credit Agreement shall mean a reference to the Original Credit Agreement as amended hereby.

(d) Expenses of the Agent.  As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this First Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

(e) Severability.  Any provision of this First Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this First Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f) Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable laws of the United States of America.

(g) Successors and Assigns.  This First Amendment is binding upon and shall inure to the benefit of the Agent, the Lender and the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

(h) Counterparts.  This First Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(i) Effect of Waiver.  No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

(j) Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(k) ENTIRE AGREEMENT.  THIS FIRST AMENDMENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

BORROWER

HARVARD BIOSCIENCE, INC.

By: /s/ Thomas W. McNaughton
Name: Thomas W. McNaughton
Title: CFO and Treasurer

AGENT

BANK OF AMERICA, N.A., as Agent

By: /s/ Christine Trotter
Name: Christine Trotter
Title: Assistant Vice President

LENDERS

BANK OF AMERICA, N.A., as a Lender

By: /s/ Peter McCarthy
Name: Peter McCarthy
Title: SVP

BROWN BROTHERS HARRIMAN & CO., as a Lender

By: /s/ Daniel G. Head, Jr.
Name: Daniel G. Head, Jr.
Title: SVP